Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-135795) pertaining to the Cowen Group, Inc. 2006 Equity and Incentive Plan of our report dated March 28, 2007, with respect to the consolidated financial statements of Cowen Group, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

New York, New York
April 30, 2007